Exhibit 99.1

                                                        FOR INFORMATION CONTACT:
                                                    Elisha Finney (650) 424-6803
                                                        elisha.finney@varian.com

                                                     Spencer Sias (650) 424-5782
                                                         spencer.sias@varian.com

                                                          FOR IMMEDIATE RELEASE:

 VARIAN MEDICAL SYSTEMS EXPECTS 12 PERCENT NET ORDERS GROWTH FOR SECOND QUARTER
     FISCAL 2007 WITH SOFTNESS IN ONCOLOGY SYSTEMS AND STRENGTH IN ALL OTHER
                                   BUSINESSES

PALO ALTO, Calif., April 12, 2007 - Varian Medical Systems (NYSE:VAR) today announced that it expects to report that total net orders in the second quarter of fiscal year 2007, including orders generated in the quarter by the newly acquired ACCEL Instruments business, grew by 12 percent over the year-ago quarter to about $480 million with 2 percent growth in Oncology Systems and strong growth in all other businesses.

         "For the second quarter Oncology Systems should have 19 percent growth in international orders and a 10 percent decline in North America - an unpredicted reversal of what occurred in the first quarter when we had strong North American business and delays in international orders," said Tim Guertin, president and CEO of Varian Medical Systems. "We are experiencing greater variability in the length of our sales cycles caused by bigger deal sizes for more sophisticated equipment and more complex customer decision processes."

         Compared to the second quarter of last year, net orders for the company's security and inspection business are expected to rise by more than 225 percent, and Varian's X-Ray Products business should have an estimated 16 percent increase in net orders, driven largely by demand for flat panel image detectors for filmless X-ray imaging. The company expects to report $22 million in net orders in the quarter for proton therapy and instrumentation products received subsequent to the ACCEL acquisition. Including consolidation of approximately $47 million in acquired backlog from ACCEL, the company estimates total orders for the second quarter should increase 23 percent and the quarter-ending backlog should increase 19 percent from the year ago period.

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

Varian Medical Systems Expects 12 Percent Net Orders Growth for           Page 2
Second Quarter Fiscal 2007 with Softness in Oncology Systems and
Strength in All Other Businesses

         Second quarter revenues, including those from ACCEL, should increase by about 7 percent. "Excluding ACCEL, revenues for the quarter were a couple of percentage points weaker than expected due in part to construction delays at Oncology Systems customer sites," Guertin said. "While we are disappointed at the slowness in Oncology Systems for the first half of the fiscal year, it is gratifying to see how much growth these emerging businesses can contribute to our company. We remain confident in our long-term prospects, and we believe we can sustain 10 to 15 percent long-term growth for the company with contributions from our emerging businesses," Guertin said.

         "Earnings per diluted share for the second quarter should be slightly ahead of previous guidance," Guertin said. The results provided in this release are preliminary numbers and the company will provide more detailed information on Wednesday, April 25 when it reports the full results for the quarter.

INVESTOR CONFERENCE CALL TODAY

         Varian Medical Systems management has scheduled a conference call for 3 p.m. PT today to respond to questions related to this announcement. To hear a live webcast of the call, visit the investor relations page on the company's web site at www.varian.com. To access the call via telephone, dial 1-800-573-4842 from inside the U.S. or 1-617-224-4327 from outside the U.S. and enter confirmation code 17947003. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S or 1-617-801-6888 from outside the U.S. and entering confirmation code 76538805. The telephone replay will be available through 5 p.m. PT, Friday, April 13, 2007. The replay will be archived on the company investor relations website for up to a year.

         Following the call, the company will resume its quiet period until announcing the full results for the second quarter at 1 p.m. PT on Wednesday, April 25, 2007 followed by the management's regularly scheduled conference call at 2 p.m. PT. The April 25th call can be accessed via the company's website at www.varian.com/investor or via telephone, by dialing 1-866-543-6408 from inside the U.S. or 1-617-213-8899 from outside the U.S. and enter confirmation code 99648622. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S or 1-617-801-6888 from outside the U.S. and entering confirmation code 29487918. The telephone replay will be available through 5 p.m. PT, April 27, 2007. The replay will be archived and accessible on the company website for a year.

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

Varian Medical Systems Expects 12 Percent Net Orders Growth for           Page 3
Second Quarter Fiscal 2007 with Softness in Oncology Systems and
Strength in All Other Businesses

                                      # # #

Varian Medical Systems, Inc., (NYSE:VAR) of Palo Alto, California is the world's leading manufacturer of medical products for treating cancer and other medical conditions with radiotherapy, brachytherapy, radiosurgery, and proton therapy. The company is also a premier supplier of X-ray tubes and digital detectors for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 4,200 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com

FORWARD-LOOKING STATEMENTS

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technology image-guided radiation therapy (IGRT), stereotactic radiosurgery, filmless X-rays, and security and inspection; growth drivers; the company's orders, revenues, backlog, or earnings growth; future financial results and any statements using the terms "should," "believe," "anticipate," "outlook," "expect," or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company's products; the impact of product sales cycles; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the company's ability to develop and commercialize new products; the company's ability to meet demand for manufacturing capacity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase operating margins; the effect of changes in accounting principles; the impact of reduced or limited demand by sole purchasers of certain X-ray tubes; the impact of managed care initiatives, other health care reforms, and/or third-party reimbursement levels on capital expenditures for cancer care; the potential loss of key distributors or key personnel; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company's business; or other events beyond the company's control; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.